SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K
                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):
                      December 14, 2000

                     XEROX CORPORATION
   (Exact name of registrant as specified in its charter)

 New York              1-4471                16-0468020
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)

                   800 Long Ridge Road
                     P. O. Box 1600
            Stamford, Connecticut  06904-1600
    (Address of principal executive offices)(Zip Code)

    Registrant's telephone number, including area code:
                      (203) 968-3000







Item 5.  Other Events

Following through on a key tenet in its business turnaround plan, Xerox Corporation ("Registrant") today announced an agreement to sell its China operations to Fuji Xerox Co. Ltd. for $550 million cash. The sale is scheduled to close December 20.

Under the terms of the agreement, the manufacturing, sales and service functions in China and Hong Kong, including ownership of Xerox (China) Ltd. and Xerox (Hong Kong) Ltd. will be transferred to Fuji Xerox.

The sale of Xerox China is part of an asset-disposition initiative outlined by Registrant in October. Registrant's business turnaround program also includes significant cost reductions and a renewed commitment to its core business operations.

"Our asset disposition initiative, designed to raise $2 billion to $4 billion, is on track. The first of those sales, Xerox China operations, is ahead of schedule. And our $1 billion cost-reduction program is on target," said Paul
A. Allaire, Registrant's chairman and chief executive officer. "We will announce additional actions that will further improve our liquidity as they are agreed."

Registrant began marketing products in Hong Kong in 1964 and entered the market in China in 1980. In 1995, Registrant established Xerox (China) Limited, to hold the company's mainland China interests, including wholly owned subsidiaries and joint ventures with Chinese national companies. Xerox China has approximately 1,500 employees with 1999 sales of $200 million.

"With our unique understanding of the Asia-Pacific marketplace, we are eager to make the investments that will deliver the latest technology to the Chinese marketplace, provide a broader range of products and services for Xerox China customers and offer growth and opportunity for Xerox China employees," said Masamoto Sakamoto, president, Fuji Xerox.

To drive the business forward, on Jan. 1, 2001 Fuji Xerox will establish a China Office reporting to Sakamoto.

"This is welcome news for Xerox China customers," said Allan Lin, president and chief executive officer, Xerox China. "Xerox Corporation has made investments to build a world-class manufacturing, sales and marketing organization in China. Fuji Xerox will build on that foundation and ensure our customers benefit from the next generation of document processing technologies. And the brand, the commitment to quality and customer satisfaction will remain unchanged."

Since 1995 Fuji Xerox has been operating a printer manufacturing plant in Shenzhen, which delivers desktop printers to markets worldwide.

Fuji Xerox is an $8 billion corporation with 30,000 employees in the Asia Pacific and Pacific Rim regions, including more than 20,000 employees in Japan. Fuji Xerox is jointly owned by Fuji Photo Film Co., Ltd. and Xerox Corporation.


                        Forward-Looking Statements

From time to time the Registrant (or the "Company") and its representatives may provide information, whether orally or in writing, which are deemed to be "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995 ("Litigation Reform Act"). These forward-looking statements and other information relating to the Company are based on the beliefs of management as well as assumptions made by and information currently available to management.

The words "anticipate," "believe," "estimate," "expect," "intend," "will," and similar expressions, as they relate to the Company or the Company's management, are intended to identify forward-looking statements. Such statements reflect the current views of the Registrant with respect to future events and are subject to certain risks, uncertainties and assumptions.
Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Registrant does not intend to update these forward-looking statements.

In accordance with the provisions of the Litigation Reform Act we are making investors aware that such "forward-looking" statements, because they relate to future events, are by their very nature subject to many important factors which could cause actual results to differ materially from those contained in the "forward-looking" statements. Such factors include but are not limited to the following:

Competition - the Registrant operates in an environment of significant competition, driven by rapid technological advances and the demands of customers to become more efficient. There are a number of companies worldwide with significant financial resources which compete with the Registrant to provide document processing products and services in each of the markets served by the Registrant, some of whom operate on a global basis. The Registrant's success in its future performance is largely dependent upon its ability to compete successfully in its currently-served markets and to expand into additional market segments.

Transition to Digital - presently black and white light-lens copiers represent approximately 25% of the Registrant's revenues. This segment of the general office market is mature with anticipated declining industry revenues as the market transitions to digital technology. Some of the Registrant's new digital products replace or compete with the Registrant's current light-lens equipment. Changes in the mix of products from light-lens to digital, and the pace of that change as well as competitive developments could cause actual results to vary from those expected.

Pricing - the Registrant's ability to succeed is dependent upon its ability to obtain adequate pricing for its products and services which provide a reasonable return to shareholders. Depending on competitive market factors, future prices the Registrant can obtain for its products and services may vary from historical levels. In addition, pricing actions to offset currency devaluations may not prove sufficient to offset further devaluations or may not hold in the face of customer resistance and/or competition.

Financing Business - a portion of the Registrant's profits arise from the financing of its customers' purchases of the Registrant's equipment. On average, 75 to 80 percent of equipment sales are financed through the Registrant. The Registrant's ability to provide such financing at competitive rates and realize profitable spreads is highly dependent upon its own costs of borrowing which, in turn, depend upon its credit ratings. There is no assurance that the company's credit ratings can be maintained and/or access to the credit markets can be assured. A downgrade or lowering in such ratings could restrict access to the credit markets, would reduce the profitability of such financing business, and/or reduce the volume of financing business done.

Productivity - the Registrant's ability to sustain and improve its profit margins is largely dependent on its ability to maintain an efficient, cost-effective operation. Productivity improvements through process reengineering, design efficiency and supplier cost improvements are required to offset labor cost inflation and potential materials cost changes and competitive price pressures.

International Operations - the Registrant derives approximately half its revenue from operations outside of the United States. In addition, the Registrant manufactures many of its products and/or their components outside the United States. The Registrant's future revenue, cost and profit results could be affected by a number of factors, including changes in foreign currency exchange rates, changes in economic conditions from country to country, changes in a country's political conditions, trade protection measures, licensing requirements and local tax issues.

New Products/Research and Development - the process of developing new high technology products and solutions is inherently complex and uncertain. It requires accurate anticipation of customers' changing needs and emerging technological trends. The Registrant must then make long-term investments and commit significant resources before knowing whether these investments will eventually result in products that achieve customer acceptance and generate the revenues required to provide anticipated returns from these investments.

Restructuring - the Registrant's ability to ultimately reduce pre-tax annual expenditures by approximately $1.4 billion, before reinvestments, is dependent upon its ability to successfully implement the 1998 and 2000 restructuring programs including the elimination of 14,200 net jobs worldwide (9,000 under 1998 program, 5,200 under 2000 program), the closing and consolidation of facilities and the successful implementation of process and systems changes.

Revenue Growth - the Registrant's ability to attain a consistent trend of revenue growth over the intermediate to longer term is largely dependent upon expansion of its equipment sales worldwide which in turn are dependent upon the ability to finance internally or through a third party the customer's purchases of the Registrant's products. The ability to achieve equipment sales growth is subject to the successful implementation of our initiatives to provide industry-oriented global solutions for major customers and expansion of our distribution channels in the face of global competition and pricing pressures. Our inability to attain a consistent trend of revenue growth could materially affect the trend of our actual results.

Liquidity - the Registrant's liquidity is currently provided through its own cash generation from operations, various financing strategies including securitizations and utilization of its $7 billion Revolving Credit Agreement with a group of 58 banks which is available through October, 2002. The Registrant has embarked upon a process of selling certain assets with the objective of generating proceeds for the purpose of retiring outstanding debt. Thus, the Registrant's liquidity is dependent upon its ability to successfully generate positive cash flow from operations, continuation of securitizations and other financing alternatives, and completion of asset sales.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                         XEROX CORPORATION

                                         /s/ MARTIN S. WAGNER
                                         --------------------------------
                                         By: MARTIN S. WAGNER
                                             Assistant Secretary

Dated: December 14, 2000